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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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THE NAVIGATORS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NAVIGATORS GROUP, INC.
ONE PENN PLAZA
NEW YORK, NEW YORK 10119

_________________

ANNUAL MEETING—May 20, 2005

_________________

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of your Company to be held at 10:00 a.m. on Friday, May 20, 2005 at the Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573.

A report of the Company’s current affairs will be presented at the Annual Meeting and Stockholders will have an opportunity for questions and comments.

You are requested to sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

We are grateful for your assistance and express our appreciation in advance.

Sincerely yours,

Terence N. Deeks
Chairman

April 7, 2005

THE NAVIGATORS GROUP, INC.
ONE PENN PLAZA
NEW YORK, NEW YORK 10119

_________________

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
May 20, 2005

_________________

TO THE STOCKHOLDERS OF THE NAVIGATORS GROUP, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of The Navigators Group, Inc. (the “Company”), a Delaware corporation, will be held at the Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573 on Friday, May 20, 2005, at 10:00 a.m. At the meeting, stockholders will be asked to:
(1)	Elect nine (9) directors to serve until the 2006 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

(2)	Approve The Navigators Group, Inc. 2005 Stock Incentive Plan.

(3)	Ratify the appointment by the Company’s Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on the December 31, 2005 financial statements.

(4)	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on April 4, 2005, has been fixed by the Board of Directors as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record on such date will be entitled to vote. A list of stockholders will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of the Company, 6 International Drive, Rye Brook, New York 10573.

By Order of The Board of Directors

Bradley D. Wiley
Secretary

New York, New York
April 7, 2005

IMPORTANT

If you do not plan to attend this meeting, please sign and return the enclosed proxy. No postage is required if mailed in the United States. PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

THE NAVIGATORS GROUP, INC.
ONE PENN PLAZA
NEW YORK, NEW YORK 10119

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

GENERAL INFORMATION

The accompanying form of proxy is solicited on behalf of the Board of Directors of The Navigators Group, Inc. for use at the annual meeting (the “Annual Meeting”) of the Company’s stockholders or any adjournment thereof. When we use the terms “we”, “us”, “our” or “the Company”, we are referring to The Navigators Group, Inc. and its subsidiaries, unless the context otherwise requires. The persons named on the proxy card have been designated as proxies by the Company’s Board of Directors. Such persons are officers of the Company. Any stockholder desiring to appoint some other person to represent him or her at the Annual Meeting may do so by completing another form of proxy and delivering the completed proxy to the Secretary of the Company at the address indicated above, prior to the Annual Meeting. It is the responsibility of the stockholder appointing some other person to represent him or her to inform such person of the appointment. The Company has first mailed these proxy materials to holders (“Stockholders”) of shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), on or about April 14, 2005. The Company’s executive office is located at One Penn Plaza, New York, New York 10119. The Company’s administrative office is located at 6 International Drive, Rye Brook, New York 10573.

The proxies which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management’s nine (9) nominees as directors and in favor of Proposals 2 and 3. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Annual Meeting in person may, if he or she wishes, vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of April 4, 2005, the record date, consisted of 12,759,958 shares of Common Stock, with each share of Common Stock entitled to one vote. Only Stockholders of record at the close of business on April 4, 2005, are entitled to vote at the Annual Meeting. The closing price of the Common Stock on April 4, 2005 was $33.25. A copy of the Company’s Annual Report for the year ended December 31, 2004, is being mailed to Stockholders simultaneously herewith.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless Stockholders specify otherwise in their proxies.

The By-Laws of the Company provide for the Company to have not less than three nor more than twenty-one directors. Management proposes the election of the nine nominees named below to constitute the entire Board of Directors of the Company (the “Board”) until the next Annual Meeting of Stockholders and until their successors shall be duly elected and shall qualify. Each of the nominees is currently a director of the Company and is standing for re-election. In the event any nominee(s) named below is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominee(s) that the Board may designate.

Name	Age	Position with the Company	First Became a Director
H. J. Mervyn Blakeney	67	Director	2004
Peter A. Cheney	62	Director	2003
Terence N. Deeks	65	Chairman	1982
Robert W. Eager, Jr.	61	Director	2001
Stanley A. Galanski	46	President & CEO	2001
Leandro S. Galban, Jr.	70	Director	1983
John F. Kirby	58	Director	2004
Marc M. Tract	45	Director	1991
Robert F. Wright	79	Director	1993

H. J. Mervyn Blakeney spent a 30 year career with Cadbury Schweppes Plc, the final 10 years as Managing Director of Schweppes International Ltd. and as a director of its holding company. After retiring as an executive in 1988, he has held non-executive directorships in various industries, principally insurance, within the United Kingdom. Mr. Blakeney is currently the non-executive Chairman of the Board of Directors of Navigators Underwriting Agency, Ltd., a wholly owned United Kingdom subsidiary of the Company. Mr. Blakeney was elected to the Company’s Board of Directors at the Board meeting held on September 9, 2004. He was initially recommended to the Corporate Governance and Nominating Committee of the Board of Directors for consideration as a director by the Chief Executive Officer.

Peter A. Cheney has been retired since 1996. Prior thereto, Mr. Cheney held various positions at National Re Corporation, including Executive Vice President, Chief Financial Officer and Director from 1994 to 1996.

Terence N. Deeks is our founder. He has been our Chairman since our formation in 1982, our President until May 2002 and Chief Executive Officer until December 2002. Mr. Deeks is chairman and a director of our wholly owned insurance subsidiaries including Navigators Insurance Company. Mr. Deeks has been engaged in the property and casualty insurance business since 1957.

Robert W. Eager, Jr. has been retired since 1999 and prior thereto, from 1996 to 1999, had been an Executive Vice President of General Reinsurance Corporation. Prior thereto, Mr. Eager held various positions at National Re Corporation from 1976 to 1996, including Executive Vice President from 1994 to 1996.

Stanley A. Galanski has been our President since May 2002 and our Chief Executive Officer since January 2003. Prior thereto, he had been Executive Vice President and Chief Operating Officer of the Company since March 2001. Mr. Galanski was President of XL Insurance Company of New York from 2000 to March 2001, President of XL Specialty Insurance Company from 1997 to March 2001, and President of New Hampshire Insurance Company from 1995 to 1997. From 1980 to 1995, Mr. Galanski held various underwriting and management positions with the Chubb Group of Insurance Companies. Mr. Galanski is a director of several of our wholly owned subsidiaries including Navigators Insurance Company.

Leandro S. Galban, Jr. has been Vice Chairman and Managing Director of Credit Suisse First Boston LLC (“CSFB”) since 2000. Prior thereto, from 1996 to 2000, he had been a Managing Director and Co-Head of the Financial Institutions Group of Donaldson, Lufkin & Jenrette, a company acquired by CSFB.

John F. Kirby has been retired from Chubb & Son since 2003 and prior thereto, from 1998 to 2003, he was a Managing Director with worldwide responsibility for ceded reinsurance. From 1995 to 1998, he served as Senior Vice President and Manager — Global Marine & Aviation Practice at Wilcox, Inc. Prior thereto, he held various senior positions at Continental Corporation from 1987 to 1995. He began his career with the Chubb Group in 1964.

Marc M. Tract has been a partner of the law firm of Katten Muchin Zavis Rosenman since 1994, which firm has been counsel to the Company for the same period. Mr. Tract specializes in the areas of corporate and regulatory matters for the insurance industry.

Robert F. Wright has been President and Chief Executive Officer of Robert F. Wright Associates, Inc. since 1988. Mr. Wright was a partner of the public accounting firm of Arthur Andersen & Co. from 1960 to 1988. He is a director of Universal American Financial Corporation and USI Holdings Corporation.

Non-director Executive Officers

The current non-director executive officers of the Company are as follows:
Name	Age	Position
Paul J. Malvasio	58	Executive Vice President and Chief Financial Officer
R. Scott Eisdorfer	41	Senior Vice President and Chief Information Officer
Jane E. Keller	52	Senior Vice President and Chief Claims Officer
Bradley D. Wiley	51	Senior Vice President, Financial Compliance Officer and Secretary
Salvatore A. Margarella	55	Vice President and Treasurer

Paul J. Malvasio has been our Executive Vice President and Chief Financial Officer since December 2003. Prior to joining the Company, Mr. Malvasio served as President and Chief Financial Officer of CORE Insurance Holdings, Inc. from 2001 to 2003 and as Executive Vice President and Chief Financial Officer from 2000 to 2001. From 1995 to 2000 he served as Managing Director and Chief Financial Officer of Risk Capital Re, Inc. and from 1986 to 1995 as Chief Financial Officer of NAC Re, Inc. Prior to entering the insurance industry, Mr. Malvasio was an audit partner with Coopers & Lybrand. Mr. Malvasio is a director of Navigators Insurance Company.

R. Scott Eisdorfer has been our Senior Vice President and Chief Information Officer since 2001 and of our insurance subsidiaries since 1999. From 1996 to 1999, Mr. Eisdorfer was a Vice President and Applications Manager of General Reinsurance Corporation, and prior thereto from 1985 held various information technology positions at National Reinsurance Corporation. Mr. Eisdorfer is a director of Navigators Insurance Company.

Jane E. Keller has been our Senior Vice President and Chief Claims Officer since June 2004. Prior to joining the Company, Ms. Keller served as the Senior Vice President and Chief Claims Officer of Liberty International Underwriters from 2002 to 2004 and the Vice President of Claims from 2000 to 2002. From 1994 to 2000, she was the Senior Vice President of Claims at a division of Great American Insurance Company. Prior thereto, Ms. Keller was with the Home Insurance Company and in private legal practice. Ms. Keller is a director of Navigators Insurance Company.

Bradley D. Wiley has been our Senior Vice President, Financial Compliance Officer and Secretary since 2003. Mr. Wiley served as our Senior Vice President, Chief Financial Officer and Secretary from 1996 to 2003. From 1992 until 1996, Mr. Wiley was Senior Vice President and Chief Financial Officer of Christiania Re Corp. and its wholly owned subsidiary, Christiania General Insurance Corp. Mr. Wiley is a director of Navigators Insurance Company.

Salvatore A. Margarella has been our Vice President and Treasurer since 1997, and prior thereto had been our Controller since our inception. Mr. Margarella has been Vice President and Treasurer of Navigators Insurance Company since 1987, and serves as one of its directors.

Ownership of Voting Securities By Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership, reported to the Company as of April 4, 2005, of shares of Common Stock (i) by each person who holds of record or is known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) by each of our current directors, (iii) by each of the executive officers named in the Summary Compensation Table, and (iv) by all directors and executive officers as a group. Except as otherwise indicated, to our knowledge all shares are beneficially owned by the persons named as owners.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Terence N. Deeks (1)	3,003,760	23.5
One Penn Plaza New York, New York 10119
Royce & Associates, LLC (2)	816,500	6.4
1414 Avenue of the Americas New York, New York 10019
Boston Partners Asset Management, LLC (3)	679,350	5.3
28 State Street Boston, MA 02109
Lord, Abbett & Co., LLC (4)	656,473	5.1
90 Hudson Street Jersey City, NJ 07302
Marc M. Tract (5)	656,930	5.1
575 Madison Avenue New York, New York 10022
H. J. Mervyn Blakeney	166	*
Peter A. Cheney	3,553	*
Robert W. Eager, Jr.	3,173	*
Stanley A. Galanski (6)	81,796	*
Leandro S. Galban, Jr. (7)	24,915	*
Noel Higgitt (8)	12,779	*
David E. Hope (9)	19,152	*
John F. Kirby	1,309	*
Paul J. Malvasio (10)	5,075	*
Robert F. Wright	10,375	*
All current directors and executive officers as a group (16 persons) (1)(5)(6)(7)(8)(9)(10)(11)	3,896,677	30.3

*	Less than 1%.

(1)	Includes 374,380 shares, 710,402 shares and 1,802,036 shares which may be deemed to be beneficially owned by Mr. Deeks as Settlor of the Terence N. Deeks 2003 Qualified Three Year Annuity Trust, the Terence N. Deeks 2004 Qualified Three Year Annuity Trust, and the Terence N. Deeks 2005 Qualified Three Year Annuity Trust, respectively, 106,942 shares owned jointly with his wife, 5,000 shares owned by the Deeks Family Foundation and vested options to purchase 5,000 shares at an exercise price of $17.00 per share. Excludes 660,355 shares which are held under certain instruments of trust for the benefit of Mr. Deeks’ children and grandchildren. Mr. Deeks disclaims beneficial ownership of all shares held in trust for the benefit of his children and grandchildren.

(2)	Based on Form 13G filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2005 by Royce & Associates, LLC.

(3)	Based on Form 13G filed with the SEC on February 10, 2005 by Boston Partners Asset Management, LLC.

(4)	Based on Form 13G filed with the SEC on February 14, 2005 by Lord, Abbett & Co., LLC.

(5)	Includes 649,655 shares held as trustee under certain instruments of trust for the benefit of Mr. Deeks’ children and grandchildren of which Mr. Tract disclaims beneficial ownership.

(6)	Includes vested options to purchase 7,500 shares at an exercise price of $29.11. Excludes 6,896 unvested shares from Mr. Galanski’s stock grant which vest January 1, 2006.

(7)	Includes 1,500 shares held by family members of Mr. Galban.

(8)	Includes vested options to purchase 8,750 shares at exercise prices ranging between $16.75 to $29.11 per share. Excludes 2,517 unvested shares from Mr. Higgitt’s stock grants.

(9)	Includes vested options to purchase 3,750 shares at exercise prices ranging between $25.10 to $29.11 per share. Excludes 5,992 unvested shares from Mr. Hope’s stock grants.

(10)	Includes vested options to purchase 1,250 shares at an exercise price of $29.11 per share. Excludes 16,439 unvested shares from Mr. Malvasio’s stock grants.

(11)	Includes Mr. Eisdorfer’s 13,353 shares which include vested options to purchase 8,750 shares at exercise prices ranging between $16.75 and $29.11 per share and excludes 3,369 unvested stock grant shares; includes Ms. Keller’s 243 shares and excludes 9,024 unvested stock grant shares; includes Mr. Margarella’s 13,734 shares which include vested options to purchase 13,000 shares at exercise prices ranging between $10.50 and $29.11 per share and excludes 872 unvested stock grant shares; and includes Mr. Wiley’s 46,364 shares which include vested options to purchase 35,625 shares at exercise prices ranging between $14.00 and $29.11 per share and excludes 413 unvested stock grant shares.

Certain Relationships and Related Transactions

Terence N. Deeks and a member of his family own in the aggregate 98% of Somerset Insurance Ltd., a Bermuda corporation. Somerset Insurance Ltd. reinsured Navigators Insurance Company in several of the insurance pools managed by a subsidiary of the Company. All liabilities from such reinsurance were commuted to Navigators Insurance Company effective September 30, 2004. Mr. Deeks is a member of the Executive Committee and the Underwriting Advisory Committee.

Leandro S. Galban is Vice Chairman and Managing Director of Credit Suisse First Boston LLC (“CSFB”). CSFB was lead manager for a public offering of the Company’s common stock completed in October 2003. Mr. Galban is a member of the Compensation, Corporate Governance and Nominating, Executive, and Finance Committees.

Marc M. Tract is a partner of Katten Muchin Zavis Rosenman which law firm has served as counsel to the Company since 1994. Mr. Tract is a member of the Executive, Compensation, and Corporate Governance and Nominating Committees.

Management believes that the above relationships and related transactions have been on fair and equitable terms no less favorable than the Company could obtain in arm’s length transactions with unaffiliated third parties.

Board of Directors and Committees

The Board of Directors of the Company held seven meetings in 2004 and met in executive session without management present at four of those meetings. During 2004 all incumbent directors attended or participated in at least 75% of the meetings of the Board and meetings of the committees of the Board of which the directors are members. Directors are encouraged to attend the Company’s Annual Meeting. All of the directors serving on the Board at the time of the 2004 Annual Meeting attended that meeting. The Board has determined that all of the directors of the Company, other than Messrs. Deeks and Galanski, are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards. The independent members of the Board will meet at least two times per year in executive session without management present.

The following table shows each of the six standing committees established by the Board and the members and chairperson of each Committee:
Committee Name
Director Name	Audit	Compensation	Corporate Governance and Nominating	Executive	Finance	Underwriting Advisory
H.J. Mervyn Blakeney					X	X
Peter A. Cheney	X				Chair
Terence N. Deeks				Chair		X
Robert W. Eager, Jr.	X					Chair
Stanley A. Galanski						X
Leandro S. Galban, Jr.		Chair	X	X	X
John F. Kirby		X				X
Marc M. Tract		X	X	X
Robert F. Wright	Chair		Chair		X

Total 2004 Meetings	8	17	4	—	4	6

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee, other than Messrs. Deeks and Galanski, is “independent” under the applicable laws and regulations, including the NASDAQ listing standards.

The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent auditors engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. Mr. Wright has been designated as the financial expert serving on the committee. The Audit Committee operates under a charter which is reviewed annually and updated as necessary. The charter is available on our website at www.navg.com under the Corporate Governance link.

The Compensation Committee is responsible for: (i) reviewing the compensation of the Chief Executive Officer and other executive officers of the Company; (ii) reviewing executive bonus plan allocations; (iii) overseeing and advising the Board on the adoption of policies that govern the Company’s compensation programs; (iv) overseeing the Company’s administration of its equity-based compensation and other benefit plans; (v) approving grants of stock options and stock awards to officers and employees of the Company under its stock incentive plan; and (vi) periodic review and approval of the compensation paid to non-employee directors for annual retainers (including committee chairpersons) and meeting fees, and making recommendations to the Board for any adjustments. The Compensation Committee’s role includes producing the report on executive compensation required by SEC rules and regulations. The specific responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Compensation Committee Charter is reviewed annually and updated as necessary.

The Corporate Governance and Nominating Committee is responsible for overseeing the Board of Directors and its committees so that all are appropriately constituted to meet their legal obligations to our Stockholders and the Company. The specific responsibilities and functions of the Corporate Governance and Nominating Committee are set forth in the Corporate Governance and Nominating Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Corporate Governance and Nominating Committee intends to review its policy with respect to the identification and evaluation of candidates for director from time to time and may modify the policy in light of changes to applicable legal or listing standards, as well as changes in the Company’s development and needs.

In accordance with its charter, the Corporate Governance and Nominating Committee shall, from time to time, establish criteria or qualifications for Board membership based on the nature, size and complexity of the Company and the stage of its development. These criteria may include, among other things, an individual’s experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the committee shall determine. The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications that nominees must meet to be recommended by the committee.

The Corporate Governance and Nominating Committee’s policy is to consider recommendations for potential Board nominees received from Stockholders and to evaluate such nominees in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. The name of any recommended candidate for director, together with a brief biographical resume, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating person’s ownership of any of the Company’s stock, should be sent to our Chief Executive Officer for referral to the Chairman of the Corporate Governance and Nominating Committee.

The Finance Committee monitors the performance of the Company’s investment portfolio and evaluates individual investment portfolio managers on a regular basis. It is responsible for the oversight of our investment strategy and guidelines and for assessing the capital needs of our insurance operations. The specific responsibilities and functions of the Finance Committee are set forth in the Finance Committee Charter which is available on our website at www.navg.com under the Corporate Governance link.

The Underwriting Advisory Committee is responsible for the oversight of our insurance underwriting strategy, guidelines and practice. The specific responsibilities and functions of the Underwriting Advisory Committee are set forth in the Underwriting Advisory Committee Charter which is available on our website at www.navg.com under the Corporate Governance link.

The Executive Committee is available to handle matters between scheduled Board meetings when it is impractical to call for a special meeting of the entire Board. The specific responsibilities and functions of the Executive Committee are set forth in the Executive Committee Charter which is available on our website at www.navg.com under the Corporate Governance link.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Compensation

The following Summary Compensation Table sets forth compensation paid by the Company for each of the years in the three-year period ended December 31, 2004 to the Chief Executive Officer and to each of the four other most highly paid executive officers of the Company or its subsidiaries (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
		Annual Compensation				Long-Term Compensation Awards
			Bonus
Name and Principal Position	Year	Salary	Cash	Restricted Stock Awards		Restricted Stock Awards		Number of Securities Underlying Options (5)
Terence N. Deeks	2004	$225,000	$292,500	$—		$—		—
Chairman	2003	225,000	—	—		—		—
	2002	225,000	—	—		—		—

Stanley A. Galanski	2004	400,000	520,000	—		400,000	(4)	30,000
President and	2003	400,000	—	—		—		—
Chief Executive Officer	2002	325,000	474,079	—		—		—

Paul J. Malvasio	2004	275,000	165,000	109,992	(1)	—		5,000	(6)
Executive Vice President and	2003	52,517	75,000	—		528,325	(3)	—
Chief Financial Officer	2002	—	—	—		—		—

Noel Higgitt	2004	260,000	81,000	53,967	(1)	—		5,000
President of Navigators	2003	260,000	17,500	8,238	(2)	25,100	(3)	—
California Insurance Services, Inc.	2002	257,083	98,907	—		20,100	(3)	10,000

David E. Hope	2004	384,930	—	—		—		5,000
President of Navigators Holdings	2003	341,943	122,500	57,754	(2)	—		5,000
UK and Marine and Energy	2002	336,987	175,000	—		416,600	(3)	—
Division of Navigators
Management Co., Inc.

(1)	The 2004 restricted stock awards, which constitute a portion of the employee’s 2004 bonus, are based on the closing stock price of $33.19 at the date such awards were granted and vest 25% each year over a four year period from the date of grant. Such restricted stock awards are granted pursuant to the Company’s 2005 Stock Incentive Plan, which is subject to the approval of the Stockholders at the Company’s May 20, 2005 Annual Meeting.

(2)	The 2003 restricted stock awards, which constitute a portion of the employee’s 2003 bonus, are based on the closing stock price of $29.11 at the date such awards were granted and vest 25% upon grant and then 25% each year over a three year period from the date of grant.

(3)	The restricted stock awards are based on the closing stock price on the grant date for each award and vest 25% each year over a four year period.

(4)	The restricted stock award is based on the closing price of $29.00 at the date of grant and vests 50% on the date of grant and 50% on January 1, 2006.

(5)	The stock options vest over a four year period from the date of grant with exercise prices based on the closing stock price at the date of grant.

(6)	In addition, stock options for 20,000 shares of Common Stock were issued to Mr. Malvasio effective March 8, 2005 at an exercise price of $33.19. The options vest 25% each year over a four year period.

Stock Options and Stock Appreciation Rights (“SARs”)

The following table contains information concerning the grant of options under the stock option plans to each of the Named Executive Officers during the year ended December 31, 2004. There were no SARs issued in 2004.

OPTION GRANTS IN 2004
	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term ($)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	5%	10%
Terence N. Deeks	—	—	—	—	—	—
Stanley A. Galanski	30,000	15.8	29.11	2/25/14	598,081	1,469,628
Paul J. Malvasio	5,000	2.6	29.11	2/25/14	99,680	244,938
Noel Higgitt	5,000	2.6	29.11	2/25/14	99,680	244,938
David E. Hope	5,000	2.6	29.11	2/25/14	99,680	244,938

The following table sets forth information for each of the Named Executive Officers with respect to the value of options and SARs exercised during the year ended December 31, 2004 and the value of outstanding and unexercised options and SARs held as of December 31, 2004, based upon the closing market value of the Common Stock of $30.11 per share on December 31, 2004.

AGGREGATED OPTIONS/SARs EXERCISED IN 2004
AND DECEMBER 31, 2004 OPTIONS/SARs VALUES
			Number of Securities Underlying Unexercised Options/SARs at December 31, 2004 (#)		Value of Unexercised in-the-Money Options/SARs at December 31, 2004 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Terence N. Deeks	—	—	65,000	—	1,042,150	—
Stanley A. Galanski	—	—	—	30,000	—	30,000
Paul J. Malvasio	—	—	—	5,000	—	5,000
Noel Higgitt	—	—	17,500	27,500	296,300	38,400
David E. Hope	—	—	1,250	8,750	6,263	23,788

Employment Agreements

The Company has entered into a three year employment agreement with Mr. Galanski with an initial term that expired in March 2004 that generally provided for Mr. Galanski’s employment during that period and the issuance of a stock grant of 100,000 shares of Common Stock subject to vesting provisions of 25% per year. Under certain conditions in the event of a change in control, Mr. Galanski is entitled to his base salary for the remaining term of his employment agreement. In accordance with its terms, Mr. Galanski’s employment agreement was automatically renewed in 2005 for a one year period through March 2006.

The Company has also entered into agreements with Messrs. Hope, Higgitt and Malvasio providing for their employment. In general, the agreements provide for the continuation of their base salary for up to one year in the case of a termination by the Company without cause.

Compensation of Directors

Each director who is not an officer or employee of the Company is paid $1,000 for attending each Board meeting, Audit Committee or Underwriting Advisory Committee meeting and $500 for attending each Compensation Committee, Corporate Governance and Nominating Committee, Executive Committee or Finance Committee meeting and $20,000 worth of Common Stock based on the market price at the end of the year. Fees for attendance at meetings via teleconference are $500 for Board meetings and $350 for committee meetings.

In addition, annually the chairperson of the Audit Committee receives $15,000 and the chairpersons of the Compensation, Corporate Governance and Nominating, Finance, and Underwriting Advisory Committees each receive $7,500.

2005 Stock Incentive Plan

A new stock incentive plan, intended to replace the unused and available awards under the 2002 Stock Incentive Plan, is included herein for the vote of Stockholders. The proposed 2005 Stock Incentive Plan authorizes the issuance in the aggregate of 1,000,000 incentive stock options, non-incentive stock options, restricted shares and stock appreciation rights for the Company’s Common Stock (the “2005 Plan”). Upon the approval of the 2005 Plan, the Compensation Committee does not intend to authorize the issuance of any options, restricted shares or stock appreciation rights under any of the other stock plans or the stock appreciation rights plan currently in effect.

The 2005 Plan is further described under Proposal Number 2 and is included herein as Appendix A.

2002 Stock Incentive Plan

At the May 30, 2002 Annual Meeting, the Stockholders approved the 2002 Stock Incentive Plan (the “2002 Stock Plan”). The Company filed a Registration Statement relating to the 2002 Stock Plan.

Pursuant to the 2002 Stock Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), non-incentive stock options (“NISOs”) and restricted shares of Common Stock.

The 2002 Stock Plan authorized awards relating to an aggregate of up to 1,000,000 shares of Common Stock, of which no more than 100,000 awards may be in the form of restricted stock grants. As of April 4, 2005, 473,748 awards were issued, net of any awards canceled, including 82,185 awards of restricted stock. The Board of Directors believes stock awards are an integral part of the compensation packages to be offered to the Company’s executives, directors, employees and consultants and that the grant of stock awards, which align the interests of the recipients with those of the Company’s Stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

The 2002 Stock Plan is administered by the Compensation Committee consisting of two or more members of the Board. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. In the event that no Compensation Committee is appointed, the 2002 Stock Plan shall be administered by the Board of Directors.

No option granted pursuant to the 2002 Stock Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant.

Stock Option Plans and Stock Appreciation Rights Plan

In 1986 and 1987, the Company adopted two stock option plans which allowed for the grant to key employees of the Company, its subsidiaries and affiliates, of options to purchase an aggregate of 900,000 shares of Common Stock. The Company filed a Registration Statement relating to the aggregate of the 900,000 shares of Common Stock which may be issued upon the exercise of options granted or that may be granted under these two plans, an incentive stock option plan and a non-qualified stock option plan (together, the “Stock Option Plans”). The Stock Option Plans are administered by the Compensation Committee of the Board. As a result of the approval of the 2002 Stock Plan at the May 30, 2002 Annual Meeting of Stockholders, no further options have been or will be issued under the Stock Option Plans.

In 1996, the Company adopted a phantom stock appreciation rights plan (the “SAR Plan”) which allows for the grant to key employees of the Company and its affiliates of up to 300,000 stock appreciation rights (“SARs”). The Compensation Committee administers the SAR Plan and approves the employees who will receive grants of the rights. The SARs vest at a rate of 25% per year. Upon exercise of a stock appreciation right, the key employee is entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock at the exercise date and the exercise price (which shall not be less than 90% of the fair market value of the Common Stock at the date of grant).

Equity Compensation Plan Information

The following chart includes information as of December 31, 2004 with respect to equity compensation plans where equity securities of the Company may be issued:
	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding stock options and unvested stock grants(3)	Weighted- average exercise price of outstanding stock options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (3)
Equity compensation plans approved by security holders(1)	701,335	$19.87	564,877
Equity compensation plans not approved by security holders(2)	35,000		—
Total	736,335		564,877

(1)	These plans are the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the 2002 Stock Incentive Plan.

(2)	The 35,000 unvested stock grants consist of 25,000 for Mr. Galanski under his 2001 employment agreement and 10,000 for Mr. Hope under his 2002 employment agreement.

(3)	Column A includes 94,460 unvested stock grants. Column C includes a maximum of 17,815 stock grants.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company or of any of its subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity where any officer of such entity served either on the Company’s Board or on its Compensation Committee.

Compensation Committee Report on Executive Compensation

The Board’s Compensation Committee is charged, among other things, to make periodic reviews of the Company’s compensation arrangements with executive officers and to make recommendations to the Board of Directors with respect to such arrangements. The Compensation Committee’s function is more fully described in its charter, which the Board has adopted and is available on our website at www.navg.com under the Corporate Governance link.

In 2004, the Compensation Committee engaged a nationally recognized executive compensation consultant to provide an extensive analysis of our employee compensation practices, with a particular emphasis on developing a more structured incentive compensation program. Based upon this extensive review, the Compensation Committee, in concert with management, developed a new incentive compensation plan which can be used for all employees (the “Employee Bonus Program”). The Employee Bonus Program divides employees into groups which are subject to performance indicators and objectives appropriate for that particular group, based upon responsibilities, skills, and other relevant factors. At the more senior level these objectives are largely related to the Company’s overall performance, whereas at mid-level and lower levels, these objectives are more heavily weighted to business unit and individual performance. Furthermore, at the more senior levels, greater proportions of incentive compensation are paid in Common Stock, vesting over time, rather than in cash. We encourage our employees to own the Company’s stock, and have their equity at risk, so as to focus them on the long term interests of Stockholders.

The principal objectives of the Company’s compensation policies are to attract and retain qualified employees and to provide incentives and rewards for such employees to enhance the profitability and growth of the Company and thus lead to long-term enhancement of Stockholder value. The management compensation program currently consists of the following elements: annual payments of salary, the Executive Performance Incentive Plan (which provides for a bonus for designated individuals that will qualify for tax deductibility under section 162(m) of the Code), the Employee Bonus Program, the 2002 Stock Plan (which provides for the grant of stock options and restricted stock grants) and the SAR Plan (which provides for the grant of stock appreciation rights). The following describes components of the Company’s management compensation program for the year ended December 31, 2004 and the related factors considered by the Compensation Committee in determining compensation.

The Compensation Committee’s philosophy has evolved to favor performance based restricted stock grants over stock options and SARs. We believe that this is in the long term interests of our Stockholders. As a direct result of this, the 100,000 share limit for restricted stock grants contained in the 2002 Stock Plan has nearly been exhausted. Accordingly, a new 2005 Plan is included herein for the vote of our Stockholders. Upon approval of the 2005 Plan, the Compensation Committee intends not to authorize the issuance of any awards under any other approved plan, including the 2002 Stock Plan. The new 2005 Plan will thereby become the source of all future awards.

Base Salaries.  Base salaries were determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. Salary payments were made to compensate ongoing performance throughout the year.

Executive Performance Incentive Plan.  The Company’s Executive Performance Incentive Plan currently provides for annual incentive payments to the Chairman and to the President and Chief Executive Officer of the Company based upon the Company’s results. It is intended to provide a direct linkage between Company performance and compensation. The Executive Performance Incentive Plan is administered by the Compensation Committee which selects the key executives of the Company who shall be eligible to receive awards under this plan along with the target and maximum pay-out level, and the performance targets. Under the Executive Performance Incentive Plan, eligible executives may receive up to 150% of their base salary.

Employee Bonus Program.  The Company’s Employee Bonus Program awards bonuses to various employees, other than the Chairman and the President and Chief Executive Officer. It promotes the Company’s pay-for-performance philosophy by providing such employees with the potential for cash and stock awards. The awards under this program are based on corporate performance (including combined ratio, return on equity, change in gross written premium, achievement of budget, and expense reduction), divisional performance and individual performance, with the guidelines established by the Compensation Committee. The range of individual awards is dependent upon each employee’s position within the organization. For 2005, all such awards are subject to the Company’s attainment of a certain minimum return on equity.

2002 Stock Incentive Plan and SAR Plan.  These plans allow for the award of stock options and/or restricted stock grants from the 2002 Stock Plan and stock appreciation rights from the SAR Plan, all of which generally vest over four years. The number of shares of Common Stock subject to a stock option and/or SAR grant to an employee is determined with reference to the responsibility and experience of the employee and competitive conditions. By aligning the financial interests of the Company’s employees with those of the Stockholders, these equity-based awards are intended to be directly related to the creation of value for Stockholders. The deferred vesting provisions are designed to create an incentive for an individual executive to remain with the Company.

2005 Stock Incentive Plan.  Upon approval of the 2005 Plan at the May 20, 2005 Annual Meeting of Stockholders, no further awards will be issued under any other approved plan, including the 2002 Stock Plan. The purposes of the 2005 Plan are to facilitate fair, adequate and competitive compensation and to induce certain individuals to remain in the employ of, or to continue to serve as directors or as independent consultants to the Company and its present and future subsidiary corporations, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase their stock ownership in the Company.

Benefits.  Executive officers also participate in those benefit arrangements which are available to most of our employees, including health and welfare benefit plans, pension plans and a 401(k) plan.

The Compensation Committee reviewed the compensation arrangements of the Chairman and of the President and Chief Executive Officer as follows:

Chairman.  The Compensation Committee reviewed the 2004 compensation levels of Terence N. Deeks, the Company’s Chairman, within the context of industry information regarding executives with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. The Compensation Committee also considered local market conditions and job performance, as well as the significant stock ownership position of Mr. Deeks in the Company. Mr. Deeks’ compensation consisted of the following for 2004:

Salary.  A base salary of $225,000.

Bonus.  Participation in the Executive Performance Incentive Plan. Mr. Deeks received a bonus of $292,500 for 2004, representing a payout of 130% under the Executive Performance Incentive Plan. The maximum payout under the Executive Performance Incentive Plan is 150% of base salary. Mr. Deeks will again participate in this plan for 2005.

Stock Grants/ Options/SARs.  Mr. Deeks was not awarded any stock grants, stock options, or SARs in 2004.

Benefits.  Participation in the Company’s benefit programs which included health and welfare benefit plans, a pension plan and a 401(k) plan.

President and Chief Executive Officer.  The Compensation Committee reviewed the 2004 compensation levels of Stanley A. Galanski, President and Chief Executive Officer of the Company. Mr. Galanski’s compensation consisted of the following for 2004:

Salary. A base salary of $400,000.

Bonus. Participation in the Executive Performance Incentive Plan. Mr. Galanski received a bonus for 2004 of $520,000, representing a payout of 130% under the Executive Performance Incentive Plan. The maximum payout under the Executive Performance Incentive Plan is 150% of base salary. Mr. Galanski will again participate in this plan for 2005.

Stock Grants/Stock Options/SARs. Mr. Galanski was awarded a stock grant of 100,000 shares of Common Stock in 2001, vesting in four annual 25,000 share increments. During 2004, the third 25,000 share increment vested. Mr. Galanski elected to accept 16,500 shares with the economic equivalent of the balance being used by him to satisfy applicable withholding obligations. Mr. Galanski was awarded stock options in February 2004 to purchase 30,000 shares of Common Stock at $29.11 per share. The stock options vest at the rate of 25% per year. Mr. Galanski was awarded a stock grant in December 2004 of 13,793 shares of Common Stock, the equivalent of $400,000. The December 2004 stock grant vested 50% upon issuance with the remainder to vest on January 1, 2006.

Benefits. Participation in the Company’s benefit programs which included health and welfare benefit plans, a pension plan and a 401(k) plan.

In setting Mr. Galanski’s compensation package, a number of factors were considered, including: (i) the unique skills and experience of Mr. Galanski; (ii) total compensation of senior executives at other insurance companies and underwriting management firms; and (iii) the importance of Mr. Galanski, at the time such package was set, to the continued growth, success, and future of the Company, and the need to provide him with a significant incentive as well as to motivate him and retain his services as President and Chief Executive Officer. In addition to these factors, Mr. Galanski’s compensation package was designed to be consistent with the Company’s compensation policies, notably payment for performance.

The Compensation Committee will continue to evaluate the Company’s management compensation program on an ongoing basis to assure that the Compensation Committee’s compensation policies are consistent with the objective of enhancing Stockholder value. Under section 162(m) of the Code, effective in 1994, annual compensation in excess of $1.0 million paid to the chief executive officer or any of the four other highest compensated officers of any publicly held corporation will not be deductible in certain circumstances. Generally,

“performance-based” compensation, as defined in section 162(m), is not subject to the limitation if certain requirements are satisfied. The Compensation Committee intends to structure the Company’s annual incentive plan for executive officers so that such compensation qualifies as performance-based compensation under section 162(m). However, the Compensation Committee may award compensation that is not fully deductible if it determines that such an award is consistent with the Company’s compensation philosophy and in the best interests of the Company and its Stockholders.

The Compensation Committee:

Leandro S. Galban, Jr. (Chairman)
John F. Kirby
Marc M. Tract

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal controls and financial reporting process. The Audit Committee is composed of three directors, each of whom meets the independence requirements of the NASDAQ stock market and the SEC. The Audit Committee operates under a written charter approved by the Board, which was reviewed in 2004.

The Company’s management is responsible for the internal controls and financial reporting process. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to discuss the audited December 31, 2004 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Management is responsible for those activities required to ensure compliance with this legislation.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC.

The Audit Committee:

Peter A. Cheney
Robert W. Eager, Jr.
Robert F. Wright (Chairman)

Five Year Performance Graph

The comparison of five year cumulative returns among the Company, and the companies listed in the Standard & Poor’s 500 Index (“S&P 500 Index”) and the S&P Property & Casualty Insurance Index (“Insurance Index”) is as follows:

		INDEXED RETURNS Years Ending
Company/Index	Base Period Dec 99	Dec00	Dec01	Dec02	Dec03	Dec04
The Navigators Group, Inc.	100	136.54	206.15	235.38	316.62	308.82
S&P 500 Index	100	90.90	80.09	62.39	80.29	89.03
Insurance Index	100	155.85	143.35	127.55	161.24	178.04

The Stock Performance Graph, as presented above, which was prepared with the aid of Standard & Poor’s, reflects the cumulative return on the Company’s Common Stock, the S&P 500 Index and the Insurance Index, respectively, assuming an original investment in each of $100 on December 31, 1999 (the “Base”) and reinvestment of dividends to the extent declared. Cumulative returns for each year subsequent to 1999 are measured as a change from this Base.

PROPOSAL NUMBER 2 — APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

The Company has long had in effect stock-based incentive plans that have allowed the Board to grant management and other key employees, directors and consultants various types of awards, including stock options, restricted stock and SARs. The use of these programs reflected the belief of our Compensation Committee and of our full Board that encouraging stock ownership by management and other key employees, directors and consultants served to attract, retain and motivate such personnel by providing them a direct, personal financial interest in our continued success. Our Compensation Committee continues to believe that the best way to encourage our management and other key employees to create and enhance value for our Stockholders is through a compensation program that encourages stock ownership.

The increased use of restricted stock grants under the Employee Bonus Program has now resulted in our being constrained by the lack of available authorized shares of stock in the 2002 Stock Plan. Accordingly, the change in emphasis in our equity based compensation program from stock options to restricted stock grants necessitates that additional shares be reserved for that purpose. Our goal is to more closely align key employees’ interests with those of our Stockholders and provide a strong incentive for them to remain in our service. While there may still be times or circumstances where stock option grants are the more appropriate means of providing long term incentives, our Board believes that awards of performance based restricted stock grants will more effectively serve our objective of providing appropriate rewards for enhancing Stockholder value. While stock options will still be issued, it is our current view that this will occur under special circumstances only.

The Compensation Committee has recommended, and on March 22, 2005, the Board unanimously approved, subject to Stockholder approval, the 2005 Plan. Pursuant to the 2005 Plan, the Company may grant to eligible persons awards of incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Code, non-incentive stock options (“NISOs”), restricted stock awards of the Company’s Common Stock and stock appreciation rights. The 2005 Plan authorizes the use of the same types of awards as were available under the 2002 Stock Plan in addition to stock appreciation rights.

The 2005 Plan authorizes the Company to grant options, restricted stock awards and SARs for an aggregate of up to 1,000,000 shares of Common Stock. The Board of Directors believes, subject to the change in emphasis described above, that stock options, restricted stock awards and SARs are an integral part of the compensation packages to be offered to the Company’s executives, directors, employees and consultants and that the grant of stock options, restricted stock awards and SARs, which align the interests of the recipients with those of the Stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

The following summary of certain features of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached to this Proxy Statement as Appendix A. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the 2005 Plan.

The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for approval of the 2005 Plan.

The approval or failure to approve the proposed 2005 Plan will not affect the Company’s existing stock option or SAR plans, which will continue to remain in effect in their present form, or any options or SARs granted thereunder. Upon approval of the 2005 Plan by Stockholders, no new awards will be made under any prior equity based plan. If the 2005 Plan is not approved by Stockholders, certain awards which have been made under the 2005 Plan subject to Stockholder approval, will be rescinded and paid out in cash, subject to vesting provisions, on the basis that they were originally determined.

The Board recommends a vote “FOR” this proposal.

Reason for the 2005 Plan

The Board believes that performance based restricted stock grants are often a more effective tool for providing incentive compensation and promoting long term thinking and tenure by our management than the award of stock options. By putting this into practice the Board has awarded 82,185 shares out of the reserved 100,000 shares which were authorized within the 1,000,000 share limit contained in the 2002 Stock Plan. Accordingly, to enable the Board to continue this practice, Stockholders are asked to approve the 2005 Plan.

Nature and Purposes of the 2005 Plan

The purposes of the 2005 Plan are to facilitate fair, adequate and competitive compensation and to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to the Company and its present and future subsidiary corporations, as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the 2005 Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

Duration and Modification

The 2005 Plan will terminate ten years from its adoption. The Board of Directors may at any time terminate the 2005 Plan or make such modifications to the 2005 Plan as it may deem advisable. The Board, however, may not, without approval by the Stockholders of the Company, increase the number of shares of Common Stock as to which Awards may be granted under the 2005 Plan, change the manner of determining stock option or SAR prices or change the class of persons eligible to participate in the 2005 Plan.

Administration of the Plan

The 2005 Plan will be administered by the Compensation Committee consisting of two or more members of the Board. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. In the event that no Compensation Committee is appointed, the 2005 Plan shall be administered by the Board.

The Compensation Committee shall have discretion to determine the participants under the 2005 Plan, the types, terms and conditions of the Awards, including performance and other earnout and/or vesting contingencies, permit transferability of awards to an immediate family member of a participant or a trust established on behalf of such immediate family member, interpret the 2005 Plan’s provisions and administer the 2005 Plan in a manner that is consistent with its purpose.

Securities Subject to the Plan; Market Price

The number of shares of Common Stock reserved for issuance upon exercise of Awards granted under the 2005 Plan will be 1,000,000.

The closing market price of a share of Common Stock on The NASDAQ National Market on December 31, 2004 was $30.11.

Eligibility and Extent of Participation

The 2005 Plan provides for discretionary grants of Awards to all employees, non-employee directors and consultants to the Company or any of its subsidiaries, or any corporation acquired by the Company or any of its subsidiaries. At December 31, 2004, approximately 264 employees and seven non-employee Directors would be eligible to receive Awards under the 2005 Plan.

Stock Options

Under the 2005 Plan, the Compensation Committee may grant Awards in the form of options to purchase shares of Common Stock. The initial per share exercise price for an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock. The initial per share exercise price for a NISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

No option granted pursuant to the 2005 Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant. Any option granted to a non-employee director of the Company or any of its subsidiaries shall be 10 years in duration.

Stock Awards

The 2005 Plan also permits the grant of Awards of shares of Common Stock. A Stock Award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each Stock Award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. In making a determination regarding the allocation of such shares, the Compensation Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Compensation Committee in its discretion shall deem relevant.

Stock Appreciation Rights

The 2005 Plan also permits the grant of Awards of stock appreciation rights, which is a grant of the right to receive shares of Common Stock of an aggregate fair market value equal to the value of the SAR. The value of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date over the Base Value of such SAR. The Base Value of any SAR with respect to one share of Common Stock shall equal the fair market value of a share of Common Stock as of the date the SAR is granted.

Voting Rights

Participants shall not have any interest or voting rights in shares covered by their Awards until the Awards shall have been exercised and a certificate for such shares shall have been issued.

Adjustment of Number of Shares

In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award, the number of shares of Common Stock available for purchase or delivery under the 2005 Plan but not yet covered by an Award and the number of shares of Common Stock to be subject to an Option to be issued to an Outside Director shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the 2005 Plan but not yet covered by an Award, for each share of Common Stock which may be purchased upon the exercise of Options granted under the 2005 Plan but not yet covered by an Option and for each share of Common Stock to be subject to an Option to be issued to an Outside Director, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

In the event that there shall be any change, other than as specified directly above, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Compensation Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the 2005 Plan but not yet covered by an Award, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the 2005 Plan and of each Award.

Change in Control

Except as otherwise determined by the Compensation Committee at the time of grant, if a Participant’s employment, or directorship, with the Company and its Subsidiaries is terminated without cause, as defined, or the Participant terminates his or her employment with, or terminates his or her service as a director of, the Company and its Subsidiaries for good reason, as defined, whether voluntarily or otherwise, within one year after the effective date of a Change in Control, as defined, (i) each Option theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option; (ii) each SAR theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to a Participant in a Stock Award shall forthwith terminate upon the occurrence of such termination.

United States Federal Income Tax Consequences of Issuance and Exercise of Awards

The following discussion of the U.S. Federal income tax consequences of the granting and exercise of stock options under the 2005 Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides. The tax consequences of Awards issued to Participants outside of the U.S. may differ from the U.S. tax consequences.

Non-Incentive Stock Options:

No income will be recognized by an optionee at the time a NISO is granted. Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in cash.

Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the fair market value of the shares on the date of exercise.

The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of the NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. For purposes of the alternative minimum tax, however, the spread on the exercise of an incentive stock option will be considered as part of the optionee’s income.

The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must not dispose of such shares within two years after the option is granted or within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

Restricted Stock Awards:

Restricted Stock Awards are generally subject to ordinary income tax at the time the restrictions lapse, unless the Participant elects to accelerate recognition as of the time of grant. The Company will be entitled to a corresponding Federal income tax deduction at the time the Participant recognizes ordinary income.

Stock Appreciation Rights:

The Participant receiving a SAR will not recognize Federal taxable income at the time the SAR is granted. When the Participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the Base Value will be taxed as ordinary income to the Participant. The Company will be entitled to a Federal tax deduction equal to the amount of ordinary income the Participant is required to recognize as the result of exercising the SAR.

Certain Information with Respect to Options Granted

Stock Awards, totaling 48,363 in the aggregate, have been granted by the Company under the Employee Bonus Program to certain U.S. and U.K. employees subject to Stockholder approval of the 2005 Plan. The 30,424 Stock Awards granted to U.S. employees aggregate $1,009,773 based on the closing market price of the Company’s Common Stock of $33.19 on March 8, 2005, the effective date of the Stock Awards. The 17,939 Stock Awards granted to U.K. employees may be subject to the approval of the Inland Revenue following Stockholder approval and, if so, will be effective on the date approved by the Inland Revenue. All of the Stock Awards vest 25% per year over a four year period. If the 2005 Plan is not approved by Stockholders, the Stock Awards will be rescinded and that component of an employee’s bonus compensation will be paid in cash, rather than in stock.

Of the total 48,363 Stock Awards, 9,047 were granted to the Executive Officers, including 4,940 to the Named Executive Officers, and 39,316 were granted to other employees.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

KPMG LLP, Certified Public Accountants, has been appointed by the Board, upon the recommendation of the Audit Committee after evaluating the performance and independence of KPMG LLP, as independent auditors for the Company to examine and report on its December 31, 2005, financial statements, which appointment will be submitted to the Stockholders for ratification at the Meeting. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board or its Audit Committee to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

The Board recommends a vote “FOR” Proposal 3. Proxies will be so voted unless Stockholders specify otherwise in their proxies.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP related to those periods.
	2004	2003
Audit Fees (1)	$2,172,122	$942,443
Audit Related Fees (2)	—	369,822
Tax Fees (3)	186,070	110,000
All Other Fees (4)	—	25,000
Total	$2,358,192	$1,447,265

(1)	Audit fees consisted primarily of fees for the annual audit of the Company’s financial statements and internal control over financial reporting including, with respect to 2004, the requirements of Section 404 of the Sarbanes-Oxley Act, as well as quarterly reviews, statutory audits and consents.

(2)	Audit related fees consisted primarily of services in connection with registration statements and the issuance of related consents.

(3)	Tax fees consisted primarily of tax compliance and advisory services.

(4)	Other fees consisted of actuarial services for the issuance of statements of actuarial opinions for statutory loss and loss expense reserves as required by the National Association of Insurance Commissioners and various State Insurance Departments.

The Audit Committee approves each engagement of the independent auditors in advance. The Audit Committee’s chairperson has been authorized to approve such services subject to ratification at the next committee meeting.

ALL OTHER MATTERS WHICH MAY PROPERLY
COME BEFORE THE ANNUAL MEETING

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Stockholder Approval

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. With respect to Proposal 1, directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results. Approval of Proposals 2 and 3 require the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Annual Meeting. Abstentions are not counted as votes “for” or “against” these proposals and therefore will have the effect of a vote against Proposals 2 and 3 but will have no effect on Proposal 1. Shares held by brokers as nominees or in “street name” for which the broker does not have discretionary authority to vote and has not received specific instructions on how to vote from the customer are not voted and are referred to as “broker non-votes”. Shares that are the subject of broker non-votes will be counted as shares not entitled to vote and therefore will have no effect on the outcome of any of the proposals. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file certain reports regarding the ownership of the Common Stock with the SEC. These insiders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no reports were required, all of our directors, executive officers and 10%

Stockholders made all required filings on time except for one late Form 4 filing by each of Messrs. Eisdorfer (two transactions), Galanski (one transaction), Malvasio (one transaction), Margarella (two transactions) and Wiley (two transactions). The filings all related to stock options (aggregating 47,500 options) and stock grants (aggregating 1,643 shares) which were granted in February 2004 by the Company’s Compensation Committee as part of each person’s 2003 bonus.

We have adopted a code of business conduct and ethics, referred to as our Corporate Code of Ethics and Conduct, that applies to all employees, officers and directors and meets the requirements of the rules of the SEC and of the NASDAQ. In addition, we have adopted a Code of Ethics that applies to our Chief Executive Officer and our senior financial officers which meets the SEC requirements. Both the Corporate Code of Ethics and Conduct and the Code of Ethics are available on our website at www.navg.com under the Corporate Governance link. Any amendments to or waiver of the Corporate Code of Ethics and Conduct and the Code of Ethics will be disclosed on our website under the same link promptly following the date of such amendment or waiver. In addition, in accordance with NASDAQ listing requirements, the Company also intends to disclose on a Form 8-K any waivers from the Corporate Code of Ethics and Conduct that are granted to directors and executive officers.

Absence of Dissenters’ or Appraisal Rights

Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and be paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this proxy statement do not entitle a Stockholder to exercise any such dissenters’ or appraisal rights.

Stockholders’ Proposals and Communications

Any proposal by a Stockholder of the Company intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than January 20, 2006 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

The Board of Directors believes that it is important for Stockholders to have a process to send communications to the Board. Accordingly, Stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to the Secretary of the Company at c/o Corporate Secretary, The Navigators Group, Inc., Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or ”Stockholder-Director Communication-name of specific director or directors”. All such letters must identify the author as a Stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors. The Secretary of the Company will open such communications and make copies, and then circulate them to the appropriate director or directors.

Form 10-K Annual Report

UPON WRITTEN REQUEST BY A STOCKHOLDER, WE WILL FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR 2004 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. The Form 10-K Annual Report for 2004 provided to Stockholders will not include the documents listed in the exhibit index of the Form 10-K. Upon written request, we will furnish to the Stockholder copies of any exhibits for a nominal charge. Requests should be addressed to The Navigators Group, Inc., Attn: Gail Kalter, Investor Relations Department, Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573. In addition, we make available through our website at www.navg.com under the Financial Information link, free of charge, our Annual Report on Form 10-K including exhibits, quarterly reports on Form 10-Q including exhibits, current reports on Form 8-K including exhibits, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

Solicitation and Expenses of Solicitation

Our officers and employees may solicit proxies. Proxies may be solicited by personal interview, mail and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such solicitation material. The costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that said costs will be nominal.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Bradley D. Wiley
Secretary

New York, New York
April 7, 2005

APPENDIX A

THE NAVIGATORS GROUP, INC.

2005 STOCK INCENTIVE PLAN
1.	Purpose.

The purposes of this 2005 Stock Incentive Plan (the “Plan”) are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to, The Navigators Group, Inc. (the “Company”) and its present and future subsidiary corporations (each a “Subsidiary”), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) and that are members of the Company’s controlled group under section 414(b) of the Code or under common control with the Company under section 414(c) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the “Board”) believes that the granting of awards (the “Awards”) under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

2.	Shares Subject to Plan.

The maximum number of shares of the common stock, par value of $.10 per share (the “Common Stock”), of the Company with respect to which Options or SARs may be granted or that may be delivered as Stock Awards to participants (“Participants”) and their beneficiaries under the Plan shall be 1,000,000. If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.

3.	Administration.

(a)  The Plan shall be administered by a committee (the “Committee”) which shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

(b)  The Committee’s powers and authority shall include, but not be limited to, (i) selecting individuals for participation who are employees or consultants of the Company and any Subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, and members of the Board; (ii) determining the types and terms and conditions of all Awards granted, including performance and other earnout and/or vesting contingencies; (iii) subject to Section 11 hereof, permitting transferability of Awards to an immediate family member of a Participant or a Trust established on behalf of such immediate family member; (iv) interpreting the Plan’s provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee’s determination on the matters referred to in this Section 3(b) shall be conclusive. Any dispute or disagreement which may arise under, or as a result of or with respect to, any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive. The Committee shall not have the authority to cancel and reissue (“reprice”) any Award under the Plan without the approval of the Company’s stockholders.

4.	Types of Awards.

The types of Awards that may be granted under the Plan are:

(a)  A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either (i) “incentive stock options” (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Code) or (ii) options which are not incentive stock options (“non-incentive stock options”) (together, “Options”), as determined at the time of the grant thereof by the Committee. The form of Stock Option Award Certificate for use with the Plan is attached hereto as Exhibit A.

(b)  A stock Award (“Stock Award”), which is a grant of shares of Common Stock. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine and which shall constitute a “substantial risk of forfeiture” within the meaning of section 409A of the Code. In making a determination regarding the allocation of such shares, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The form of Stock Grant Award Certificate and Restricted Stock Agreement is attached hereto as Exhibit B.

(c)  A stock appreciation right (“SAR”), which is a grant of the right to receive shares of Common Stock of an aggregate fair market value equal to the Value (as defined in Section 7 hereof) of the SAR. The form of Stock Appreciation Right Award Certificate is attached hereto as Exhibit C.

5.	Eligibility.

An Award may be granted only to (a) employees of the Company or a Subsidiary, (b) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary (“Outside Directors”), (c) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise who hold options with respect to the stock of such corporation which the Company has agreed to assume and (d) independent consultants who render services to the Company or a Subsidiary.

6.	Stock Option Prices and Fair Market Value.

(a)  Subject to Section 13 hereof, the per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

(b)  Subject to Section 13 hereof, the per share option price of any Option which is a non-incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant.

(c)  Subject to Section 13 hereof, the per share option price of any Option which is granted to an Outside Director shall be equal to the fair market value of a share of Common Stock on the date of grant.

(d)  For all purposes of this Plan, the fair market value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock or, if there is no sale of the Common Stock on such date, shall be equal to the closing sale price of a share of Common Stock on the last date such Stock was traded or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Committee.

7.	Value of a SAR.

For purposes of this Plan, the “Value” of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date, over the “Base Value” of such SAR. The “Base Value” of any SAR with respect to one share of Common Stock shall equal the fair market value of a share of Common Stock as of the date the SAR is granted.

8.	Awards Term.

(a)  Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that the term of an Option granted to an Outside Director shall be ten years from the date of the granting thereof.

(b)  SARs shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof.

9.	Limitation on Amount of Awards Granted.

(a)  The aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

(b)  Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

10.	Exercise of Awards.

(a)  Options

(i)  Except as otherwise determined by the Committee at the time of grant or as provided in Section 12 hereof, a Participant may not exercise an Option during the period commencing on the date of the grant of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant of an Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-quarter of the shares granted thereby, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise such Option with respect to one-half of the shares granted thereby, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise such Option with respect to three-quarters of the shares granted thereby and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the Option expires pursuant to the terms hereof, exercise such Option with respect to all of the shares granted thereby.

(ii)  Except as hereinbefore otherwise set forth and as otherwise determined by the Committee at the time of grant, an Option may be exercised either in whole or for not less than 500 shares of Common Stock at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Participant’s Option pursuant to Section 10(a)(i) is less than 500 shares, such Participant may exercise the entire vested amount.

(iii)  An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Securities Exchange Act of 1934, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

(iv)  The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

(v)  Notwithstanding any other provision of the Plan to the contrary, if any Participant shall have effected a Hardship Withdrawal from a 401(k) Plan maintained by the Company and/or one or more of the Subsidiaries, then, during the six month period commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option using cash. For the purpose of this Section 10(a)(v), a “Hardship Withdrawal” shall mean a distribution to a Participant provided for in Treas. Reg. § 1.401(k)-1(d)(1)(ii) promulgated under Section 401(k)(2)(B)(i)(IV) of the Code and any other regulations promulgated thereunder, and a “401(k) Plan” shall mean a plan which is a “qualified plan” within the contemplation of Section 401(a) of the Code.

(b)  Stock Awards

(i)  Except as otherwise provided in this Section and Section 3, the shares allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated. Except as otherwise determined by the Committee at the time of grant, the restrictions on any Stock Award shall terminate as follows:

(A)  as to twenty-five percent (25%) of the restricted shares owned by the Participant on the first anniversary of the date of his or her Restricted Stock Agreement (as such term is defined in Section 10(b)(iii));

(B)  as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the second anniversary of the date of his or her Restricted Stock Agreement;

(C)  as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the third anniversary of the date of his or her Restricted Stock Agreement; and

(D)  as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the fourth anniversary of the date of his or her Restricted Stock Agreement.

(ii)  Upon issuance of the certificate or certificates for the shares subject to a Stock Award in the name of a Participant, which shares shall be issued upon vesting, the Participant shall thereupon be a stockholder with respect to all such shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

(iii)  Each Participant receiving shares subject to a Stock Award shall (A) agree that such shares shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (B) represent and warrant to the Company that he or she is acquiring such shares for investment for his or her own account (unless there is then current a prospectus relating to the shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of said shares except in compliance with the Securities Act of 1933, as amended, (C) agree that the Company may place on the certificates representing the shares or new or additional or different shares or securities distributed with respect to the Restricted Shares such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such shares with the Transfer Agent(s) for the Common Stock and (D) at his or her option, be entitled to make the election permitted under section 83(b) of the Code, to include in gross income in the taxable year in which the shares are transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code. The foregoing agreement, representation and warranty shall be contained in an agreement in writing (“Stock Grant Award Certificate and Restricted Stock Agreement”) which shall be delivered by the Participant to the Company. The Committee shall adopt, from time to time, such rules with respect to the return of executed Stock Grant Award Certificate and Restricted

Stock Agreements as it deems appropriate and failure by a Participant to comply with such rules shall terminate the allocation of such shares to such Participant.

(c)  SARs

(i)  Except as otherwise determined by the Committee at the time of grant, a Participant may not exercise a SAR during the period commencing on the date of the grant of such SAR to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant and ending on the day immediately preceding the second anniversary of such date, exercise one-quarter of the SARs granted, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise one-half of the SARs granted, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise three-quarters of the SARs granted and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the SARs expire pursuant to the terms hereof, exercise all of the SARs granted.

(ii)  Except as hereinbefore otherwise set forth and as otherwise determined by the Committee at the time of grant, a SAR may be exercised either in whole or with respect to the appreciation of not less than 500 shares of Common Stock at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Participant’s SAR pursuant to Section 10(c)(i) is with respect to less than 500 shares, such Participant may exercise the entire vested amount.

(iii)  A SAR may be exercised only by a written notice of intent to exercise such SAR with respect to the appreciation of a specific number of shares of the Common Stock.

(iv)  Upon the exercise of a SAR, a Participant shall be entitled to receive shares of Common Stock, rounded down to the nearest whole share, the fair market value of which, in the aggregate, equals the Value of such SAR on the date of exercise.

(v)  The Committee may, in its discretion, permit any SAR to be exercised prior to the time when it would otherwise be exercisable.

11.  Termination of Employment or Service.

(a)  Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ or service, or ceases to serve as a director, of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his or her death or, in the case of a Participant who shall be an employee or director, retirement or disability, (i) each Option theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant’s termination of employment or cessation of service and the date of termination specified in such Option; (ii) each share allocated to the Participant under a Stock Award subject to restriction at such date shall be redelivered to the Company immediately; and (iii) each SAR theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant’s termination of employment or cessation of service and the date of termination specified in such SAR.

(b)  Except as otherwise determined by the Committee at the time of grant, and notwithstanding the foregoing, if a Participant is terminated for cause (as defined herein), (i) each Award theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith, and (ii) each share allocated to the Participant under a Stock Award subject to restriction at such date shall be redelivered to the Company immediately.

(c)  Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her retirement (as defined herein), (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in an Award shall forthwith terminate.

(d)  Except as otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service with the Company and the Subsidiaries terminates by reason of his or her death, (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in an Award shall forthwith terminate.

(e)  Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her disability (as defined herein), (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in an Award shall forthwith terminate.

(f)  Definition of Cause. For purposes of the foregoing, the term “cause” shall have the meaning set forth in the employment agreement by and between the Company and/or the Subsidiaries and the Participant, or, if no such agreement exists or such agreement does not define “cause” or any term of similar import, “cause” shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, (iv) willful misconduct, misfeasance or malfeasance of duty which is reasonably determined by the Company to be detrimental to the Company and/or the Subsidiaries, (v) gross neglect of the Participant’s duty to the Company and/or the Subsidiaries, (vi) prolonged absence from duty without the consent of the Company and/or the Subsidiaries, (vii) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company and/or the Subsidiaries, or (viii) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

(g)  Definition of Retirement. For purposes of the foregoing, the term “retirement” shall mean (i) the termination of a Participant’s employment with the Company and all of the Subsidiaries (A) other than for cause or by reason of his or her death or disability and (B) on or after the earlier to occur of (I) the first day of the calendar month in which his or her 65th birthday shall occur and (II) the date on which he or she shall have both attained his or her 55th birthday and completed ten years of employment with the Company and/or the Subsidiaries or (ii) the termination of a Participant’s service as a director with the Company and all of the Subsidiaries (A) other than for cause or by reason of his or her death and (B) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

(h)  Definition of Disability. For purposes of the foregoing, the term “disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

12.  Change in Control.

(a)  Except as otherwise determined by the Committee at the time of grant, if a Participant’s employment, or directorship, with the Company and its Subsidiaries is terminated without cause (as defined in Section 11(f) hereof) or the Participant terminates his or her employment with, or terminates his or her service as a director of, the Company and its Subsidiaries for good reason (as defined in Section 12(c) hereof), whether voluntarily or otherwise, within one year after the effective date of a Change in Control (as defined in Section 12(b) hereof), (i) each Option theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option; (ii) each SAR theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to a Participant in a Stock Award shall forthwith terminate upon the occurrence of such termination.

(b)  Definition of Change in Control.

(i)  For purposes of the foregoing, a “Change in Control” shall occur or shall be deemed to have occurred only if any of the following events occurs:

(A)  A change in the ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under section 409A of the Code), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(B)  A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that:

(I)  any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

(II)  a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(C)  A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined in Section 12(b)(ii) hereof) equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(I)  a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(II)  an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(III)  a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(IV)  an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 12(b)(i)(C)(III) hereof.

(ii)  For purposes of Section 12(b)(i)(C), Gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iii)  For purposes of Section 12(b) hereof, stock ownership is determined under Section 409A of the Code.

(c)  Definition of Good Reason. For purposes of the foregoing, the term “good reason” shall have the meaning set forth in the employment agreement by and between the Company and/or the Subsidiaries and the Participant, or, if no such agreement exists or such agreement does not define “good reason” or any term of similar import, “good reason” shall mean any of the following acts by the Company and/or the Subsidiaries, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company and/or the Subsidiaries promptly after receipt of notice thereof given by the Participant): (i) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a reduction in the Participant’s base salary from his or her highest base salary in effect at any time within 12 months preceding the Change in Control, (iii) failure to continue the Participant’s participation in any compensation plan in which he or she participated immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to similarly situated employees, or (iv) requiring the Participant to be based at any office or location more than 50 miles from the location at which the Participant was stationed immediately prior to the Change in Control.

13.  Adjustment of Number of Shares.

(a)  In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award, the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award and the number of shares of Common Stock to be subject to an Option to be issued to an Outside Director shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the Plan but not yet covered by an Award, for each share of Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option and for each share of Common Stock to be subject to an Option to be issued to an Outside Director, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

(b)  In the event that there shall be any change, other than as specified in Section 13(a) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award.

(c)  In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

(d)  No adjustment or substitution provided for in this Section 13 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any Option.

(e)  In the event of the dissolution or liquidation of the Company, a merger, reorganization or consolidation in which the Company is not the surviving corporation or where the Company is the surviving corporation but the current shareholders of the Company retain ownership of less than 50% of the stock (directly or indirectly) of the surviving corporation, the Board in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.

14.  Withholding and Waivers.

(a)  The Company shall have the right to deduct and withhold from Awards under the Plan any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares of Common Stock issued under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part by: (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option, a SAR or a Stock Award or (ii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld. The shares of Common Stock withheld in accordance with method (i) above shall have a fair market value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined.

(b)  In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

(c)  An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

15.  No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.

(a)  Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

(b)  Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)  Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

16.  Nontransferability of Awards.

No Option or SAR granted under this Plan shall be assignable or otherwise transferable by a Participant, except by will or by the laws of descent and distribution. No Stock Award granted under this Plan shall be assignable or otherwise transferable by a Participant prior to the date on which all restrictions with respect to such Stock Award terminate.

17.  Termination and Amendment of the Plan.

(a)  The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 12 hereof), or change the class of persons eligible to participate in the Plan, change the manner of determining stock option prices, or change the manner of determining the Value of a SAR. Notwithstanding the foregoing, the Board shall have the right, to terminate or modify the Plan; provided, however, that to the extent required by applicable law or the rules of the NASDAQ National Market System or such other exchange on which the Company’s securities shall be listed or traded no such termination or modification shall be effective without the further approval of the holders of the shares of Common Stock.

(b)  Except as otherwise provided in Sections 13(e) and 18 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award. Notwithstanding the foregoing, the Board shall have the right, without the consent of the Participant affected, to amend or modify the Plan and any outstanding Award to the extent the Board determines necessary to comply with applicable law.

18.  Expiration and Termination of the Plan.

The Plan shall terminate on May 20, 2015 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 2005 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

Exhibit A

THE NAVIGATORS GROUP, INC.
2005 STOCK INCENTIVE PLAN
STOCK OPTION AWARD CERTIFICATE

This Stock Option Award Certificate, when executed by a duly authorized officer of The Navigators Group, Inc. (the “Company”), evidences the grant to the Participant named herein of an Option to purchase shares of the Common Stock of the Company in accordance with the 2005 Stock Incentive Plan (the “Plan”).

1.  Participant:

2.  Number of shares of Common Stock subject to the Option:

3.  Option Price: $          per share

4.  Date of grant of the Option:

5.  Expiration date of the Option:

6.  Type of Option:

7.  Option vesting period (see Plan document for complete details):

Except as otherwise provided in Section 12 of the Plan, the Option becomes exercisable on:

the first anniversary of the date of grant of the Option with respect to 25% of the shares of Common Stock subject to the Option;

the second anniversary of the date of grant of the Option with respect to 50% of the shares of Common Stock subject to the Option;

the third anniversary of the date of grant of the Option with respect to 75% of the shares of Common Stock subject to the Option; and

the fourth anniversary of the date of grant of the Option with respect to 100% of the shares of Common Stock subject to the Option.

8.  The Participant shall make such arrangements with the Company with respect to tax withholding as the Company shall determine in its sole discretion to be appropriate to ensure payment of all taxes required to be withheld.

9.  The Option may be exercised only by a written notice to the Company of intent to exercise such Option with respect to a specific number of shares of the Common Stock (minimum of 500 shares or the entire amount vested if less than 500 shares) and payment to the Company of the amount of the option price multiplied by the number of shares of the Common Stock so specified.

10.  The Option is subject to, and governed by, all of the terms of the Plan. By acceptance of this Certificate, the Participant agrees to abide by all terms and conditions of the Plan, including, without limitation, provisions of the Plan concerning circumstances under which the Option may be forfeited. Terms defined in the Plan are used in this Certificate as so defined. The Plan is available on our website (www. navg.com under Financial Information/SEC Filings) as Appendix A to the 2005 Proxy Statement and is also available from Human Resources upon request. In the event of any conflict between this Certificate and the Plan, the provisions of the Plan shall control.

This Certificate is not a security and does not represent the Option described herein but, rather, describes the Option granted to the Participant as reflected on the books and records of the Company. Neither this Certificate nor the Option is assignable or transferable by the Participant except as otherwise permitted under the Plan.

The Navigators Group, Inc.
By:	Stanley A. Galanski President & Chief Executive Officer

Exhibit B

THE NAVIGATORS GROUP, INC.
2005 STOCK INCENTIVE PLAN
STOCK GRANT AWARD CERTIFICATE AND RESTRICTED STOCK AGREEMENT

This Stock Grant Award Certificate and Restricted Stock Agreement, when executed by a duly authorized officer of The Navigators Group, Inc. (the “Company”), evidences the grant to the Participant named herein of a Stock Award for shares of the Common Stock of the Company in accordance with the 2005 Stock Incentive Plan (the “Plan”).

1.  Participant:

2.  Number of shares of Common Stock subject to the Stock Award:

3.  Date of this Certificate and Restricted Stock Agreement:

4.  Stock Award vesting period (see Plan document for complete details):
Except as otherwise provided in Section 12 of the Plan, this Stock Award shall vest as follows:

25% on the first anniversary of the date of this Certificate and Restricted Stock Agreement;

50% on the second anniversary of the date of this Certificate and Restricted Stock Agreement;

75% on the third anniversary of the date of this Certificate and Restricted Stock Agreement; and

100% on the fourth anniversary of the date of this Certificate and Restricted Stock Agreement.

5.  The Participant shall make such arrangements with the Company with respect to tax withholding as the Company shall determine in its sole discretion to be appropriate to ensure payment of all taxes required to be withheld.

6.  The Participant represents and warrants to the Company that the Common Stock that is the subject of the Stock Award hereunder is for investment for his or her own account and that such Participant will not sell or otherwise dispose of said Common Stock except in compliance with the Securities Act of 1933, as amended.

7.  The Participant agrees that the Company may place on the certificates representing the shares of Common Stock subject to the Stock Award or new or additional or different shares or securities distributed with respect to such shares such legend or legends as the Company may deem appropriate.

8.  The Participant agrees that the Company may place a stop transfer order with respect to the shares of Common Stock subject to the Stock Award.

9.  The Participant understands that, at his or her option, he or she is entitled to make the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in his or her gross income in the taxable year in which the shares of Common Stock subject to the Stock Award are granted to him or her, the fair market value of such shares at the time of grant, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code.

10.  The Stock Award is subject to, and governed by, all of the terms of the Plan. By acceptance of this Certificate and Restricted Stock Agreement, the Participant agrees to abide by all terms and conditions of the Plan, including, without limitation, provisions of the Plan concerning circumstances under which the Stock Award may be forfeited. Terms defined in the Plan are used in this Certificate and Restricted Stock Agreement as so defined. The Plan is available on our website (www. navg.com under Financial Information/SEC Filings) as Appendix A to the 2005 Proxy Statement and is also available from Human Resources upon request. In the event of any conflict between this Certificate and Restricted Stock Agreement and the Plan, the provisions of the Plan shall control.

This Certificate and Restricted Stock Agreement is not a security and does not represent the Stock Award described herein but, rather, describes the Common Stock granted to the Participant as reflected on the books and records of the Company. Neither this Certificate and Restricted Stock Agreement nor the Stock Award is assignable or transferable by the Participant except as otherwise permitted under the Plan.

The Navigators Group, Inc.
By:	Stanley A. Galanski President & Chief Executive Officer

Exhibit C

THE NAVIGATORS GROUP, INC.
2005 STOCK INCENTIVE PLAN
STOCK APPRECIATION RIGHT AWARD CERTIFICATE

This Stock Appreciation Right Award Certificate, when executed by a duly authorized officer of The Navigators Group, Inc. (the “Company”), evidences the grant to the Participant named herein of Stock Appreciation Rights (“SARs”) in accordance with the 2005 Stock Incentive Plan (the “Plan”).

1.  Participant:

2.  Number of SARs granted under this Certificate:

3.  Base Value of a SAR granted under this Certificate:

4.  Date of grant of the SARs:

5.  Expiration date of the SARs:

6.  SARs vesting period (see Plan document for complete details):

Except as otherwise provided in Section 12 of the Plan, the SARs granted under this Certificate become exercisable on:

the first anniversary of the date of grant of the SARs with respect to 25% of the SARs granted;

the second anniversary of the date of grant of the SARs with respect to 50% of the SARs granted;

the third anniversary of the date of grant of the SARs with respect to 75% of the SARs granted; and

the fourth anniversary of the date of grant of the SARs with respect to 100% of the SARs granted.

7.  The Participant shall make such arrangements with the Company with respect to income tax withholding as the Company shall determine in its sole discretion to be appropriate to ensure payment of all taxes required to be withheld.

8.  A SAR granted under this Certificate may be exercised only by a written notice to the Company of intent to exercise such SAR. A SAR may be exercised either in whole or with respect to not less than 500 shares of Common Stock at any one time. Notwithstanding the foregoing, if the vested portion of a SAR is with respect to less than 500 shares, the Participant may exercise the entire vested amount.

9.  Each SAR is subject to, and governed by, all of the terms of the Plan. By acceptance of this Certificate, the Participant agrees to abide by all terms and conditions of the Plan, including, without limitation, provisions of the Plan concerning circumstances under which a SAR may be forfeited. Terms defined in the Plan are used in this Certificate as so defined. The Plan is available on our website (www.navg.com under Financial Information/SEC Filings) as Appendix A to the 2005 Proxy Statement and is also available from Human Resources upon request. In the event of any conflict between this Certificate and the Plan, the provisions of the Plan shall control.

This Certificate is not a security and does not represent the SARs described herein but, rather, describes the SARs granted to the Participant as reflected on the books and records of the Company. Neither this Certificate nor the SARs are assignable or transferable by the Participant except as otherwise permitted under the Plan.

The Navigators Group, Inc.
By:	Stanley A. Galanski President & Chief Executive Officer

THE NAVIGATORS GROUP, INC.
ONE PENN PLAZA
ATTN: CORPORATE SECRETARY
NEW YORK, NY 10119

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Navigators Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NVGTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NAVIGATORS GROUP, INC.

1.	Election of Directors:		For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write number(s) of nominee(s) on the line below.
Nominees –
	(1) H.J. Mervyn Blakeney	(6) Leandro S. Galban, Jr.
	(2) Peter A. Cheney	(7) John F. Kirby
	(3) Terence N. Deeks	(8) Marc M. Tract
	(4) Robert W. Eager, Jr.	(9) Robert F. Wright	☐	☐	☐
(5) Stanley A. Galanski
						For	Against	Abstain
The Board of Directors Recommends a Vote FOR PROPOSAL 1.

2.	Approval of the 2005 Stock Incentive Plan.					☐	☐	☐

The Board of Directors Recommends a Vote FOR PROPOSAL 2.

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2005.					☐	☐	☐

The Board of Directors Recommends a Vote FOR PROPOSAL 3.

Please sign this Proxy Form which is solicited on behalf of the Board of Directors, and return it promptly in the enclosed postage prepaid envelope. Please sign exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE NAVIGATORS GROUP, INC.

One Penn Plaza
New York, New York 10119

PROXY FOR THE MAY 20, 2005 ANNUAL MEETING OF STOCKHOLDERS

Elliot S. Orol and Bradley D. Wiley, or any one of them, with power of substitution, are hereby authorized as proxies to represent and to vote the shares of the undersigned at the Annual Meeting of Stockholders of The Navigators Group, Inc. to be held at 10:00 a.m., Friday, May 20, 2005, at the Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed on the reverse side and in accordance with their judgment on all other matters which may properly come before the Annual Meeting.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

(Continued and to be signed on the reverse side.)